EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-10993 and 333-100186 of PNM Resources, Inc. on Form S-3; Registration Statement Nos. 333-03303, 333-03289, 333-61598, 333-76316, 333-76288, 333-88372
and 333-100184 of PNM Resources, Inc. on Form S-8 of our report dated February 11, 2003, appearing in this Annual Report on Form 10-K of PNM Resources, Inc. for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP


Omaha, Nebraska
March 17, 2003